UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio 44484		44484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

After a comprehensive search by a national third-party search firm conducted on behalf of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Company’s Board of Directors (the “Board”) and after a recommendation by the NCG Committee, on December 3, 2012 the Board elected George S. Mayes, Jr. to fill a vacancy on the Board created by the Board increasing the number of directors to eight. He will also serve as a member of the Board’s Audit Committee. He will serve a term that continues until the 2013 Annual Meeting of Shareholders and is expected to be a nominee for Board election at the 2013 Annual Meeting of Shareholders. Mr. Mayes, 53, currently serves as Executive Vice President, Global Operations of Diebold, Incorporated, a provider of integrated self-service delivery, security systems and related services.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.	Press release dated December 3, 2012 announcing the election of George S. Mayes Jr. to Stoneridge’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: December 6, 2012	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 3, 2012 announcing the election of George S. Mayes Jr. to Stoneridge’s Board of Directors.